The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 11, 2023

PROSPECTUS SUPPLEMENT (To Prospectus dated March 1, 2022)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-262768

__________ Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying base prospectus, we are offering ____________ shares of our common stock, par value $0.01 per share (“Common Stock”), at an offering price of $____ per share (the “Shares” or the “Securities”). Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LPTH.” On January 10, 2023, the last reported sale price of our Common Stock on Nasdaq was $1.33 per share.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering (this “Offering”). The Placement Agent has agreed to use its reasonable best efforts to sell the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any Securities offered by this prospectus. The gross proceeds to us before Placement Agent commissions and other Offering expenses will be approximately $______ million assuming we sell the maximum number of Shares offered hereby. Refer to the section entitled “Plan of Distribution” beginning on page 12 of this prospectus supplement for more information regarding these arrangements.

		Per Share		Total
Public offering price	$		$
Placement Agent fees(1)	$		$
Proceeds to us, before expenses	$		$
(1)

We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the gross proceeds from the sale of ___________ shares of Common Stock offered in this Offering, and equal to 3.5% of the gross proceeds from the sale of ___________ shares of our Common Stock offered in this Offering.  The Placement Agent fee in this table reflects a per Share weighted average assuming we sell the maximum number of Shares offered hereby. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this Offering.

The aggregate market value of securities sold by or on behalf of the Company pursuant to the Form S-3 registration statement, Registration No. 333-262768, during the 12 calendar months immediately prior to, and including, the maximum Shares offered pursuant to this Prospectus Supplement, is $____________. As of December 31, 2022, the Company had a total of 26,844,695 shares of voting and non-voting common equity held by non-affiliates of the Company, with an aggregate market value of $35,837,668.

Investing in our Securities involves a high degree of risk. Refer to the section entitled “Risk Factors” beginning on page 8 of this prospectus supplement, and beginning on page __ of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock to investors is expected on or about _________, 2023

Exclusive Placement Agent

A.G.P.

The date of this prospectus supplement is ____________, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT	3
OUR COMPANY	4
Overview	4
Our Product Groups	4
Our Technologies	4
Corporate Information	5
THE OFFERING	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
RISK FACTORS	8
Risks Related to This Offering	8
We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively	8
Historically, the price of our Class A common stock has been volatile and could continue to fluctuate substantially	8
A large number of shares may be sold in the market following this Offering, which may depress the market price of our Class A common stock	8
Investors will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase	9
Future sales of our securities could adversely affect the market price of our Class A common stock and you may also experience future dilution as a result of future equity offerings	9
This Offering is being conducted on a “best efforts” basis	9
USE OF PROCEEDS	10
DIVIDEND POLICY	10
DILUTION	10
DESCRIPTION OF SECURITIES OFFERED	12
Common Stock	12
PLAN OF DISTRIBUTION	12
Fees and Expenses	12
Regulation M	13
Nasdaq Listing	13
Lock-Up Agreements	13
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND ADDITIONAL INFORMATION	15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	15

2

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus forms part of a Registration Statement on Form S-3 (File No. 333-262768) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus. This prospectus supplement describes the specific details regarding this Offering, including the price, the maximum amount of our Common Stock being offered, the risks of investing in our Common Stock and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our shares. It is important that you read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, our Common Stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “LightPath” refer to LightPath Technologies, Inc., a Delaware corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying our Securities. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements. For additional information, refer to the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

OUR COMPANY

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with major facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have three direct wholly-owned subsidiaries. LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”) is located in Jiading, People’s Republic of China. Its facility is primarily used for sales and support functions. LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”) is located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our primary manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. ISP Optics Corporation, a New York corporation (“ISP”) is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. Its wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”) is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia.

Our Product Groups

Our business is organized into three product groups: precision molded optics (“PMOs”), infrared products, and specialty products. These product groups are supported by our major product capabilities: molded optics, thermal imaging optics, and custom designed optics.

Our PMO product group consists of visible precision molded optics with varying applications. Our infrared product group is comprised of infrared optics, both molded and diamond-turned, and thermal imaging assemblies. This product group also includes both conventional and CNC ground and polished lenses. Between these two product groups, we have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters. In addition, both product groups offer both catalog and custom designed optics. Our specialty product group is comprised of value-added products, such as optical subsystems, assemblies, and collimators, and non-recurring engineering (“NRE”) products, consisting of those products we develop pursuant to product development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications for our existing products to fit their particular needs or specifications. The timing and extent of any such product development is outside of our control.

Our Technologies

We and our customers support a wide range of industries, including automotive, telecommunications, defense, medical, bio-technology, industrial, consumer goods and more. A commonality among these industries is the use of photonics as an enabling technology in their products.

4

We continue to focus on developing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production. Among the manufacturing technologies we own are:

•	High precision molded lenses. Historically, precision molding of lenses is the key technology we built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process, to individually polish each lens to shape. Precision molded optics, or PMOs, is a technology we continuously invest in, pushing the envelope further on what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area, as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•	Traditional polishing, and diamond turned optics. Through the acquisition of ISP in fiscal 2017, we added to our capabilities a wide range of traditional fabrication processes. These include CNC grinding and polishing of optical elements, traditional grind and polishing of lenses, and diamond turning of infrared materials.

•	Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Traditionally, infrared applications have only a small number of materials, all of which are crystal based. However, the introduction of synthetic Chalcogenide glass in recent years, which allows for synthesizing of different materials, has created a larger library of materials to design with. We produce four materials: BD6, our flagship Chalcogenide glass; (ii) BD2 which we have been producing for over 15 years; (iii) NaCl and (iv) KBr crystals. We believe that having a larger selection of optical materials will provide us more tools to design better solutions than exists with current materials, and we plan to continue to invest in our materials development. In addition, through a grant from Space Florida foundation and Israel’s ministry of science, we plan to qualify our Chalcogenide glass for space applications and in particular thermal imaging from space, which is a fast-growing application.

•	Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is DLC, or Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that provides us the ability to design better optical solutions.

•	Assembly and testing. In recent years we have invested significantly in capabilities for sub-system level assemblies and testing in two of our facilities. Even more recently, we have added capabilities of active alignment, and extended testing including environmental testing, to support our growing business of optical assemblies and engineered solutions. We expect to continue to invest in this area as activity grows, and in particular in volume manufacturing and testing of assemblies.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

5

THE OFFERING

Common Stock offered by us	________ shares

Common Stock outstanding prior to the closing of this Offering	27,292,751 shares

Common Stock to be outstanding immediately after this Offering	________ shares (assuming we sell the maximum number of shares of Common Stock offered in this offering).

Offering Price	$____ per share

Nasdaq symbol	LPTH

Use of Proceeds

We estimate the net proceeds from this Offering will be approximately $______ million before deducting Placement Agent commissions and other estimated Offering expenses payable by us if we sell the maximum number of Shares of Common Stock offered hereby. However, we may sell less than the maximum number of Shares of Common Stock offered hereby, in which case the net proceeds would be less.  There is no minimum amount that we will sell under this prospectus supplement. We intend to use the net proceeds from this Offering for working capital and other general corporate purposes and paying down a portion of our outstanding indebtedness. For additional information, refer to the section entitled “Use of Proceeds” beginning on page 10 of this prospectus supplement.

Risk Factors

Investing in our Securities involves a high degree of risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus supplement, and beginning on page ___ of the accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our Securities.

The number of shares of Common Stock that will be outstanding immediately after this Offering excludes the following:

•	534,462 shares of Class A common stock issuable upon exercise of stock options outstanding as of January 10, 2023, at a weighted average exercise price of $2.03 per share;

•	2,539,751 shares of our Class A common stock underlying outstanding restricted stock units;

•	1,776,357 shares of common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as of January 10, 2023;

•	243,920 shares of our Class A common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan, as of January 10, 2023; and

•	any additional shares of Common Stock we have issued or may issue from time to time after the date of this prospectus supplement. Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options and warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events, or performance, statements related to the expected effects on our business from the coronavirus (“COVID-19”) pandemic, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or other comparable terminology.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

7

RISK FACTORS

An investment in our Securities involves a high degree of risk. Before deciding whether to invest in our Securities, you should consider carefully the risks described below, as well as the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus supplement, in the accompanying base prospectus, and in the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations and liquidity could be materially adversely impacted. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this Offering for working capital, investments, acquisitions, and general corporate purposes, including paying down a portion of our outstanding indebtedness. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. We may invest the net proceeds from this Offering, pending their use, in a manner that does not produce income or that loses value.  See the section entitled “Use of Proceeds” on page 10 of this prospectus supplement.

Historically, the price of our Class A common stock has been volatile and could continue to fluctuate substantially.

Historically, the market price of our Class A common stock has been volatile and could fluctuate based on a variety of factors, including:

•	fluctuations in commodity prices;
•	variations in results of operations;
•	announcements by us and our competitors;
•	legislative or regulatory changes;
•	general trends in the industry;
•	general market conditions;
•	litigation; and
•	other events applicable to our industries.

A large number of shares may be sold in the market following this Offering, which may depress the market price of our Class A common stock.

All of our shares of Class A common stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Class A common stock may be sold in the public market following this Offering, which may cause the market price of our Class A common stock to decline. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares of Class A common stock.

8

Investors will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

The purchase price of our Common Stock is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this Offering, you will pay an effective price per share of Common Stock that substantially exceeds our net tangible book value per share after giving effect to this Offering. Based on a purchase price of $______ per share of Common Stock, if you purchase Securities, you will experience immediate dilution of $_____ per share, representing the difference between the purchase price of the Common Stock and our as adjusted net tangible book value per share as of December 31, 2022 after giving effect to this Offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the purchase price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this Offering.

Future sales of our securities could adversely affect the market price of our Class A common stock and you may also experience future dilution as a result of future equity offerings.

We may be required to raise additional capital in the future to fund the growth and operation of our business. To raise additional capital, we may offer additional shares of our Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock at prices that may not be the same as the price paid by investors in this Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities exercisable for, or convertible or exchangeable into, shares of our Common Stock, in future transactions may be higher or lower than the price paid by investors in this Offering.  Future sales of substantial amounts of our Class A common stock, in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our Class A common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new shares of our Class A common stock at a time and price that we deem appropriate.

We do not intend to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Class A common stock.

We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying declaring or paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors (our “Board”) after taking into account various factors, including without limitation, our future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant. To the extent we do not pay dividends, our Class A common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Class A common stock after price appreciation as the only way to realize their investment, and if the price of our Class A common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Class A common stock.

This Offering is being conducted on a reasonable “best efforts” basis.

The Placement Agent is offering the shares on a reasonable “best efforts” basis, and the Placement Agent is under no obligation to purchase any Securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of Securities in this Offering but will use its best efforts to sell the Securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the Offering contemplated hereby will ultimately be consummated or will be consummated with the sale of fewer than the maximum number of Shares offered hereby.

9

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Stock in this Offering will be up to approximately $______ before deducting Placement Agent commissions and other estimated offering expenses payable by us if we sell the maximum number of Shares of Common Stock offered hereby. However, we may sell less than the maximum number of Shares of Common Stock offered hereby, in which case the net proceeds would be less.  There is no minimum amount that we will sell under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the Offering contemplated hereby will ultimately be consummated or will be consummated with the sale of fewer than the maximum number of Shares offered hereby.  We intend to use the net proceeds from this Offering for working capital and other general corporate purposes, and a portion of the proceeds are intended to be used to pay down a portion of our outstanding indebtedness, with a current interest rate of 7% per annum and a maturity date of April 15, 2024. Pending our use of the net proceeds from this Offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, which may include short-term, interest-bearing instruments and U.S. government securities.

This expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospectus, contractual arrangements, any limitations on payment of dividends present in any future debt agreements, and other factors that our Board may deem relevant.

DILUTION

Purchasers of Common Stock in this Offering will experience immediate dilution to the extent of the difference between the purchase price per share of our Common Stock and the net tangible book value per share of our Common Stock immediately after this Offering.

Our net tangible book value as of September 30, 2022 was approximately $7,610,379, or approximately $0.28 per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of September 30, 2022.

After giving effect to the sale by us of ________ shares of Common Stock at the purchase price of $____ per share, and after deducting Placement Agent commissions and other estimated Offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $____ million, or $____ per share of Common Stock. This represents an immediate increase in net tangible book value of $____ per share to our existing stockholders and an immediate dilution of $____ per share of Common Stock issued to the investors participating in this Offering.

The following table illustrates this per share dilution:

Amount
Purchase price per share	$
Net tangible book value per share as of September 30, 2022	$
Increase in net tangible book value per share to the existing stockholders attributable to this Offering	$
As adjusted net tangible book value per share attributable to this Offering	$
Dilution per share to investors participating in this Offering	$

10

The number of shares of Common Stock used for purposes of this section is based on the 27,071,929 shares outstanding as of September 30, 2022 and excludes the following:

•	534,462 shares of Class A common stock issuable upon exercise of stock options outstanding as of January 10, 2023, at a weighted average exercise price of $2.03 per share;

•	2,539,75 shares of our Class A common stock underlying outstanding restricted stock units at January 10, 2023;

•	1,812,299 shares of common stock reserved for future issuance under our 2018 Stock and Incentive Compensation Plan, as of January 10, 2023;

•	261,156 shares of our Class A common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of January 10, 2023; and

•	any additional shares of Common Stock we have issued or may issue from time to time after that date.

To the extent that outstanding options or warrants are exercised, or restricted stock awards are settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES OFFERED

In this Offering, we are offering ____________ shares of our Common Stock.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page __ of the accompanying base prospectus. Our Common Stock is listed on Nasdaq under the symbol “LPTH.” The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this Offering subject to the terms and conditions of the placement agency agreement dated January [●], 2023. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into a securities purchase agreement directly with certain investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We will deliver the Securities being issued to each investor upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January [●], 2023.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

(1)

We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the gross proceeds from the sale of ________ shares of Common Stock offered in this Offering, and equal to 3.5% of the gross proceeds from the sale of _______ shares of our Common Stock offered in this Offering. The Placement Agent fee in this table reflects a per Share weighted average assuming we sell the maximum number of shares offered hereby. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this Offering.

We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with this Offering in an aggregate amount up to $65,000, as well as non-accountable expenses equal to $15,000. We estimate the total expenses payable by us for this Offering, excluding the Placement Agent fees and expenses, will be approximately $[●].

12

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LPTH.” On January 10, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.33 per share.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of closing of this Offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of Common Stock, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

•	enter into any other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our Common Stock or Common Stock Equivalent for a period of 90 days following closing of this offering and that (ii) we will not enter into a variable rate transaction for a period of 12 months following the closing of this Offering, provided, however that this restriction shall only apply from the date hereof until six (6) months following the closing date of this Offering with respect to an at-the-market offering.

13

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.  For example, A.G.P./Alliance Global Partners  was the sales agent under an At Market Issuance Sales Agreement dated February 15, 2022, by and between us and A.G.P./Alliance Global Partners, pursuant to an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, and for which A.G.P./Alliance Global Partners was entitled to receive customary commissions.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Duane Morris LLP, New York, New York, has acted as counsel for the Placement Agent in connection with certain matters relating to this Offering.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the years ended June 30, 2022 and 2021 appearing in LightPath Technologies, Inc.’s Annual Report on Form 10-K, has been audited by MSL, P.A., an independent registered public accounting firm, as stated in their report thereon, included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

14

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus supplement and the accompanying base prospectus constitute a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus.  Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 15, 2022;

(b)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022;

(c)

our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on November 23, 2022, and December 20, 2022;

(d)	Our Definitive Proxy Statement on Schedule 14A filed on September 26, 2022; and

(e)

the description of our Class A common stock contained in Exhibit 4.1to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 15, 2022, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person to whom a copy of this prospectus supplement is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in any such documents).  Requests for copies of documents should be directed to Investor Relations Department, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826, telephone number (407) 382.4003, or email at inv_rel@lightpath.com

15

$75,800,000

Class A Common Stock Warrants Units

From time to time, we may offer up to $75,800,000 aggregate dollar amount of shares of Class A common stock, par value $0.01 per share (“Class A common stock”), warrants to purchase our Class A common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices, and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $75,800,000.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on February 9, 2022 was $2.83 per share. None of the other securities we may offer are currently traded on any securities exchange.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus and in the documents that are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any of the securities, or any combination of the securities, described in this prospectus, in one or more offerings, up to a total offering price of $75.8 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or the securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of the securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

1

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with major facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have three direct wholly-owned subsidiaries. LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”) is located in Jiading, People’s Republic of China. Its facility is primarily used for sales and support functions. LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”) is located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our primary manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. ISP Optics Corporation, a New York corporation (“ISP”) is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. Its wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”) is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia.

Our Product Groups

Our business is organized into three product groups: precision molded optics (“PMOs”), infrared products, and specialty products. These product groups are supported by our major product capabilities: molded optics, thermal imaging optics, and custom designed optics.

Our PMO product group consists of visible precision molded optics with varying applications. Our infrared product group is comprised of infrared optics, both molded and diamond-turned, and thermal imaging assemblies. This product group also includes both conventional and CNC ground and polished lenses. Between these two product groups, we have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters. In addition, both product groups offer both catalog and custom designed optics. Our specialty product group is comprised of value-added products, such as optical subsystems, assemblies, and collimators, and non-recurring engineering (“NRE”) products, consisting of those products we develop pursuant to product development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications for our existing products to fit their particular needs or specifications. The timing and extent of any such product development is outside of our control.

Our Technologies

We and our customers support a wide range of industries, including automotive, telecommunications, defense, medical, bio-technology, industrial, consumer goods and more. A commonality among these industries is the use of photonics as an enabling technology in their products.

We continue to focus on developing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production. Among the manufacturing technologies we own are:

2

•

High precision molded lenses. Historically, precision molding of lenses is the key technology we built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process, to individually polish each lens to shape. Precision molded optics, or PMOs, is a technology we continuously invest in, pushing the envelope further on what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area, as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•

Traditional polishing, and diamond turned optics. Through the acquisition of ISP in fiscal 2017, we added to our capabilities a wide range of traditional fabrication processes. These include CNC grinding and polishing of optical elements, traditional grind and polishing of lenses, and diamond turning of infrared materials

•

Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Traditionally, infrared applications have only a small number of materials, all of which are crystal based. However, the introduction of synthetic Chalcogenide glass in recent years, which allows for synthesizing of different materials, has created a larger library of materials to design with. We produce four materials: BD6, our flagship Chalcogenide glass; (ii) BD2 which we have been producing for over 15 years; (iii) NaCl and (iv) KBr crystals. We believe that having a larger selection of optical materials will provide us more tools to design better solutions than exists with current materials, and we plan to continue to invest in our materials development. In addition, through a grant from Space Florida foundation and Israel’s ministry of science, we plan to qualify our Chalcogenide glass for space applications and in particular thermal imaging from space, which is a fast-growing application

•

Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is DLC, or Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that provides us the ability to design better optical solutions.

•

Assembly and testing. In recent years we have invested significantly in capabilities for sub-system level assemblies and testing in two of our facilities. Even more recently, we have added capabilities of active alignment, and extended testing including environmental testing, to support our growing business of optical assemblies and engineered solutions. We expect to continue to invest in this area as activity grows, and in particular in volume manufacturing and testing of assemblies.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents incorporated by reference herein and therein may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events, or performance, statements related to the expected effects on our business from the coronavirus (“COVID-19”) pandemic, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or other comparable terminology.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

4

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, please review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 13, 2021;

(b)

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 10, 2021 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed with the SEC on February 10, 2022;

(c)

our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on September 27, 2021, November 15, 2021, December 23, 2021, and February 16, 2022;

(d)	Our Definitive Proxy Statement on Schedule 14A filed on September 27, 2021; and

(e)

the description of our Class A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed on September 13, 2021, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person to whom a copy of this prospectus is delivered may obtain without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to Investor Relations Department, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826, telephone number (407) 382.4003, or email at inv_rel@lighpath.com.

5

RISK FACTORS

Investing in our securities involves substantial risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q, and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, investments, reducing indebtedness, and acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 55,000,000 shares, divided into 50,000,000 shares of common stock, par value $0.01 per share (the “common stock”), and 5,000,000 shares of preferred stock. Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of common stock and preferred stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations, or restrictions thereof, if any, as provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 50,000,000 shares of common stock authorized in our Certificate of Incorporation, our Board has designated 44,500,000 shares as Class A common stock. As of February 9, 2022, 27,034,266 shares of our Class A common stock were outstanding. The remaining 5,500,000 shares of authorized common stock were designated as Class E-1 common stock, Class E-2 common stock, or Class E-3 common stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock.

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A common stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A common stock is not subject to redemption by us.

As of February 9, 2022, we have reserved for issuance 2,097,471 shares of our Class A common stock underlying outstanding restricted stock units, 417,401 shares of our Class A common stock for issuance upon the exercise of outstanding stock options, 532,385 shares of our Class A common stock for issuance under the 2018 Stock and Incentive Compensation Plan, and 277,443 shares of our Class A common stock for issuance under our 2014 Employee Stock Purchase Plan.

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

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250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;

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300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;

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500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued;

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500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A common stock upon occurrence of certain events. The rights expired on February 28, 2021; and

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500 shares of our Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A common stock and may not be reissued.

Of the 5,000,000 shares of preferred stock, 4,498,450 shares of our preferred stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could have the effect of restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock, impairing the liquidation rights of the Class A common stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

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Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

•	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

•	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of our Board.

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Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

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No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

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Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

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Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

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These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

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The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

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Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A common stock. Warrants may be issued independently or together with our Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time through underwriters, dealers, or agents, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may use these methods in any combination.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions, or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	the specific terms of any lock-up provisions in respect of any given offering;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. at June 30, 2021 and 2020, and for the years then ended, incorporated by reference in this prospectus and registration statement, have been audited by MSL, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing in LightPath Technologies, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, and are included in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

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_______________ Shares

Common Stock

__________________________________

PROSPECTUS SUPPLEMENT

__________________________________

Exclusive Placement Agent

A.G.P.

January __, 2023

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